                                                                    EXHIBIT 23.1



                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 3, 2000 on the audited consolidated financial statements of Apache Corporation and Subsidiaries included in the Apache Corporation Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP

Houston, Texas
October 26, 2000